Exhibit 99.1

NEWS RELEASE

For More Information Contact:
Kevin Berry, Chief Financial Officer
(408) 934-3144 kevinb@cmd.com

California Micro Devices Reports December Quarter Financial Results

MILPITAS, Calif. – Jan. 22, 2008 – California Micro Devices (Nasdaq Global: CAMD) today announced its financial results for the third quarter of fiscal 2008, which ended December 31, 2007. Meeting revised guidance, revenue was $15.0 million compared to $17.7 million a year ago. Exceeding revised guidance, diluted EPS on a GAAP basis was $0.01 compared to $0.03 a year ago. Also exceeding revised guidance, EPS on a non-GAAP basis, excluding Arques Technology acquisition costs and employee stock-based compensation expenses, and using a cash basis tax rate, was $0.04 compared to $0.06 a year ago.

“Q3 revenue was below the midpoint of our revised guidance due to lower than expected demand for our handset protection devices while revenue from the personal computer and digital consumer markets exceeded guidance and was the highest it has been in the last several years,” said Robert V. Dickinson, president and CEO. “Although our revenue was modestly affected by the late October power failure at one of our foundry partners, we expect to recover most of the shortfall in Q4.” He noted that bookings were down sequentially consistent with lower revenue and seasonal patterns while design wins rebounded driven by record design wins for low capacitance ESD devices as well as an increase in design wins at top 5 mobile handset manufacturers.

“I’m also very pleased to report that we are now shipping to four of the world’s top 5 mobile handset manufacturers, marking an important milestone for our company,” added Dickinson.

Providing guidance for the March quarter, Dickinson expects revenue to be between $13.5 and $15.0 million and diluted EPS on a GAAP basis to be a loss between ($0.03) and ($0.01). On a non-GAAP basis, excluding Arques Technology acquisition costs and employee stock-based compensation expenses, and using a cash basis tax rate, he anticipates diluted EPS to be between breakeven and a profit of $0.02.

Conference Call and Webcast Today

California Micro Devices will hold a conference call today at 2:00 p.m. Pacific Time to discuss its December quarter results. Within the USA, interested parties can access the conference call by dialing 800-218-0713. International parties may gain access by dialing 303-262-2141. No password is necessary. A replay of the conference call will be available on the company’s web site at www.cmd.com (Investor Relations Link) beginning at approximately 4:00 p.m. Pacific Time on January 22, 2008 and continuing for one year.

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of application specific analog and mixed signal semiconductor products for the mobile handset, digital consumer electronics and personal computer markets. Key products include protection devices for mobile handsets, digital consumer electronics products such as digital TVs, and personal computers as well as analog and mixed signal ICs for mobile handset displays. Detailed corporate and product information may be accessed at www.cmd.com.

California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com • Tel: 408.263-3214 • Fax: 408.263-7846

All statements contained in this press release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, and estimates. Forward-looking statements made in this release include our expected revenues and GAAP and non-GAAP diluted earnings per share for the fiscal 2008 fourth quarter. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether our customers experience the demand we anticipate for their products based in part upon their input and our order backlog; whether the designed performance of our devices satisfies our customers’ requirements so that they continue to design our devices into their products; whether our devices perform to their design specification; whether we incur unexpected operating expenses;; there not being any unanticipated price reductions for our devices whether due to competitor inroads or otherwise; and there being no interruption in the supply of quality product from our contract manufacturers, contract assemblers and test houses as well as the risk factors detailed in the company’s Form 8K, 10K, and 10Q filings with the Securities and Exchange Commission. Due to these and other risks, the company’s future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains non-GAAP financial measures which, among other items, exclude the effects of employee share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”). The non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of all forms of employee share-based compensation and the effects of 123R upon the number of diluted shares used in calculating non-GAAP earnings per share. The non-GAAP financial measures also exclude Arques Technology acquisition related costs, including amortization of acquisition-related intangibles and, during the first quarter of fiscal 2007, one-time charges for acquired in-process research and development . In addition, these non-GAAP measures utilize a tax rate that is based upon the income taxes the company expects to actually pay relating to this quarter’s activities and results. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information concerning the non-GAAP financial measures, please see the Form 8-K dated January 22, 2008 which the company filed with the Securities and Exchange Commission on January 22, 2008.

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California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com • Tel: 408.263-3214 • Fax: 408.263-7846

California Micro Devices Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	December 31, 2007	March 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$3,506	$1,908
Short-term investments	47,730	47,116
Accounts receivable, net	5,895	7,514
Inventories	6,976	5,172
Deferred tax assets	2,269	2,201
Prepaid expenses and other current assets	1,316	882

Total current assets	67,692	64,793
Property, plant and equipment, net	5,691	4,840
Goodwill	5,258	5,258
Intangible assets, net	308	432
Other long-term assets	83	560

TOTAL ASSETS	$79,032	$75,883

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,664	$4,654
Accrued liabilities	2,092	3,269
Deferred margin on shipments to distributors	2,116	1,479
Current maturities of capital lease obligations	132	132

Total current liabilities	11,004	9,534
Other long-term liabilities	163	303

Total liabilities	11,167	9,837

Shareholders’ equity:
Common stock and additional paid-in capital - $0.001 par value; 50,000,000 shares authorized; shares issued and outstanding: 23,293,024 and 23,151,103 as of December 31, 2007 and March 31, 2007, respectively	117,159	114,923
Accumulated other comprehensive income	1	—
Accumulated deficit	(49,295)	(48,877)

Total shareholders’ equity	67,865	66,046

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$79,032	$75,883

California Micro Devices Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

(On a GAAP basis)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2007	2006	2007	2006
Net sales	$14,955	$17,736	$44,201	$52,541
Cost of sales	10,105	11,393	29,995	32,610

Gross Margin	4,850	6,343	14,206	19,931
Operating expenses:
Research and development	1,670	1,903	5,080	6,129
Selling, general and administrative	3,533	4,349	11,170	12,610
In-process research and development	—	—	—	2,210
Amortization of intangible assets	41	41	124	117

Total operating expenses	5,244	6,293	16,374	21,066

Operating income (loss)	(394)	50	(2,168)	(1,135)
Other income, net	628	646	1,911	1,802

Income (loss) before income taxes	234	696	(257)	667
Income taxes	4	23	12	692

Net income (loss)	$230	$673	$(269)	$(25)

Net income (loss) per share–basic	$0.01	$0.03	$(0.01)	$(0.00)

Weighted average common shares outstanding–basic	23,252	23,063	23,212	22,989

Net income (loss) per share–diluted	$0.01	$0.03	$(0.01)	$(0.00)

Weighted average common shares and share equivalents outstanding–diluted	23,283	23,136	23,212	22,989

Reconciliation of net income (loss) to non-GAAP net income:
Net income (loss)	$230	$673	$(269)	$(25)

Reconciling items:
In-process research and development	—	—	—	2,210
Amortization of intangible assets	41	41	124	117
Stock-based compensation expense under SFAS 123(R), net of tax	586	770	1,746	2,346
Difference between effective tax rate and cash basis tax rate	(21)	(22)	(36)	532

Non-GAAP net income	$836	$1,462	$1,565	$5,180

Non-GAAP:
Net income per share–basic	$0.04	$0.06	$0.07	$0.23

Net income per share–diluted	$0.04	$0.06	$0.07	$0.22

Shares used in calculation of non-GAAP:
Weighted average common shares outstanding–basic	23,252	23,063	23,212	22,989

Weighted average common shares and share equivalents outstanding–diluted	23,414	23,217	23,355	23,150

California Micro Devices Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

(On a non-GAAP basis)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2007	2006	2007	2006
Net sales	$14,955	$17,736	$44,201	$52,541
Cost of sales	10,021	11,280	29,733	32,263

Gross Margin	4,934	6,456	14,468	20,278
Operating expenses:
Research and development	1,525	1,730	4,638	5,608
Selling, general and administrative	3,175	3,865	10,128	11,132

Total costs and expenses	4,700	5,595	14,766	16,740

Operating income (loss)	234	861	(298)	3,538
Other income, net	628	646	1,911	1,802

Income before income taxes	862	1,507	1,613	5,340
Income taxes	26	45	48	160

Net income	$836	$1,462	$1,565	$5,180

Net income per share–basic	$0.04	$0.06	$0.07	$0.23

Weighted average common shares outstanding–basic	23,252	23,063	23,212	22,989

Net income per share–diluted	$0.04	$0.06	$0.07	$0.22

Weighted average common shares and share equivalents outstanding–diluted	23,414	23,217	23,355	23,150

See accompanying reconciliation of GAAP measures to non-GAAP measures.

California Micro Devices Corporation

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2007	2006	2007	2006
Net income (loss) per share:
Basic:
GAAP net income (loss) per share	$0.01	$0.03	$(0.01)	$(0.00)
Reconciling items:
In-process research and development	—	—	—	0.10
Amortization of intangible assets	—	—	0.01	0.01
Stock-based compensation expense under SFAS 123(R), net of tax	0.03	0.03	0.07	0.10
Difference between effective tax rate and cash basis tax rate	—	—	—	0.02

Non-GAAP net income per share	$0.04	$0.06	$0.07	$0.23

Diluted:
GAAP net income (loss) per share	$0.01	$0.03	$(0.01)	$(0.00)
Reconciling items:
In-process research and development	—	—	—	0.09
Amortization of intangible assets	—	—	0.01	0.01
Stock-based compensation expense under SFAS 123(R), net of tax	0.03	0.03	0.07	0.10
Difference between effective tax rate and cash basis tax rate	—	—	—	0.02

Non-GAAP net income per share	$0.04	$0.06	$0.07	$0.22